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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Critical Path, Inc. of our report dated March 17, 2000 relating to the consolidated financial statements of Critical Path, Inc., which appears in Critical Path, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of Critical Path, Inc. of our report dated March 9, 2000 relating to the consolidated financial statements of ISOCOR, and of our report dated March 7, 2000, except as to the second paragraph of Note 10 which is as of March 16, 2000 relating to the financial statements of RemarQ Communities Inc. which appear in the Critical Path, Inc.'s Current Report on Form 8-K/A (No. 000-25331).

/s/ PricewaterhouseCoopers LLP

San Francisco, California
August 22, 2000